UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2016

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On February 1, 2016, NGL Energy Partners LP (the “Partnership”) completed the previously-announced sale of the Partnership’s 100% membership interest in TransMontaigne GP L.L.C (“TransMontaigne GP”) to Gulf TLP Holdings, LLC (the “Buyer”) for $350 million in cash. TransMontaigne GP holds the 2% general partner interest and incentive distribution rights of TransMontaigne Partners L.P., a Delaware master limited partnership traded on the New York Stock Exchange.

Item 8.01.  Other Events

On February 2, 2016, the Partnership issued a press release announcing that it had completed this transaction. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(b)         Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2015, the unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2015, and the unaudited pro forma condensed consolidated statement of operations for the six months ended September 30, 2015 of NGL Energy Partners LP and the related notes are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d)         Exhibits

Exhibit No.	Description

99.1	Press release dated February 2, 2016

99.2	Unaudited pro forma condensed consolidated financial statements of NGL Energy Partners LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: February 5, 2016		By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 2, 2016

99.2	Unaudited pro forma condensed consolidated financial statements of NGL Energy Partners LP